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                                                                Exhibit 10.134




                      RENEWAL REIMBURSEMENT PROMISSORY NOTE


$2,619,251.53                                               December 15, 2002
                                                            Nashville, Tennessee

         FOR VALUE RECEIVED, the undersigned, ADVOCAT INC., a Delaware corporation, having its principal place of business in the State of Tennessee (the "Borrower"), promises to pay to the order of AMSOUTH BANK (the "Bank"), in lawful currency of the United States of America, at AmSouth Center, 315 Deaderick Street, Nashville, Tennessee 37237, or at such other place as the holder from time to time may designate in writing, the principal sum of TWO MILLION SIX HUNDRED NINETEEN THOUSAND TWO HUNDRED FIFTY ONE AND 53/100 ($2,619,251.53) DOLLARS, with interest computed thereon at the interest rate of seven and one-half percent (7.5%) per annum with principal and interest payable as follows:

                  (a) Monthly payments of principal in the amount of $63,333.33 on the date this Note is executed by Borrower and $83,333.33 on the fifteenth
(15th) day of each month thereafter beginning on January 15, 2003 with a final balloon payment of principal and interest due and payable on the 11th day of July, 2003 (the "Maturity Date").

                  Prepayment may be made at any time without premium and the following shall be mandatory prepayments:

                  (a) Upon the sale of the Carteret Care nursing facility of Diversicare Assisted Living Services, NC, LLC, or an affiliate entity thereof, located in North Carolina, all net proceeds after payment of normal, customary and good faith expenses of sale, shall be paid upon the indebtedness evidenced by this Reimbursement Promissory Note, pursuant to the existing Deed of Trust and Security Agreement executed by Diversicare Assisted Living Services, NC, LLC, dated November 15, 1999;

                  (b) Upon the sale or sales of any or all of the six (6) nursing homes located in the counties of Dewitt, Refugio, Goliad, Caldwell and Lampassas, Texas and secured by Deeds of Trust and Security Agreements executed by Diversicare Leasing Corp. to David R. Brewer, Trustee, and AmSouth Bank (the "Texas Deeds of Trust"), all net proceeds after payment of normal, customary and good faith expenses of sale, shall be paid upon the indebtedness evidenced by this Renewal Reimbursement Promissory Note, pursuant to the Texas Deeds of Trust; and

                  (c) All Surplus Cash Flow available to Advocat Inc. or any of the other "Debtors" as defined in the Master Amendment to Loan Documents and Agreement dated effective October 1, 2000, executed between Bank, Borrower and other subsidiaries or affiliates of Borrower, and all of which including Borrower, are defined as "Debtors" therein (the Master Amendment to Loan Documents and Agreement, as amended by that First Amendment to Master Amendment to Loan Documents and Agreement executed by the parties on November 28, 2000 and dated as of October 1, 2000, and as further amended, being herein called the "Master Amendment") after making the required payments on the Amendment to Renewal Revolving Promissory Note dated October 1, 2000 in the principal amount of $4,500,000.00, as amended, the Renewal Promissory Note in the principal amount of $9,412,383.87 dated October 1, 2000, and the Renewal Promissory



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Note (Overline Facility) in the principal amount of $3,500,000.00 dated October
1, 2000 shall be paid upon the indebtedness evidenced by this Renewal Reimbursement Promissory Note until it shall have been paid in full. "Surplus Cash Flow" for purposes of this Section shall be defined as set forth in the Master Amendment.

         This Renewal Reimbursement Promissory Note is a renewal and replacement of the Reimbursement Promissory Note dated October 1, 2000, in the original amount of $3,000,000.00, as amended, and is executed pursuant to the terms of the Second Amendment to the Master Amendment dated as of December 15, 2002 and executed by the Bank, Borrower and other subsidiaries or affiliates of Borrower, (the "Second Amendment"). This Renewal Reimbursement Promissory Note (and any and all extensions, modifications, renewals or amendments thereof) is (1) secured by the collateral described or referred to in the Loan Documents, as defined in the Master Amendment, and (2) the breach or occurrence of a default under the Loan Documents, at the option of the Bank, will constitute a default hereunder.

         For so long as any indebtedness evidenced by this Renewal Reimbursement Note shall remain outstanding and unpaid, no cash or funds of the Debtors, as defined in the Master Amendment, or any of them, shall be used to pay dividends on the Preferred Stock, as defined in the Master Amendment or to pay interest on the Subordinated Note, as defined in the Master Amendment.

         Both principal and interest due on this Reimbursement Promissory Note are payable in Nashville, Tennessee, at par in lawful money of the United States of America.

         Time is of the essence of this Renewal Reimbursement Note. It is expressly agreed that, at the option of Bank in the event of default hereunder or under any of the Loan Documents, the entire unpaid principal sum evidenced by this Renewal Reimbursement Note, together with interest accruing after the Maturity Date on the unpaid sum at the lesser of fifteen percent (15%) per annum, or the maximum rate then allowed by applicable law shall at the option of any holder, without further notice, become due and payable forthwith. All such interest shall be paid at the time of and as a condition precedent to the curing of any default. Failure of the holder to exercise this right of accelerating the maturity of the debt, or indulgence granted from time to time, shall in no event be considered as a waiver of said right of acceleration or stop the holder from exercising said right. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred and sixty (360) days.

         If default is made in the payment of any payment due hereunder, including but not limited to mandatory prepayments as set forth herein, when the same shall become due or mature, or if default is made in the payment of the indebtedness hereunder at maturity, or in the event of default in or breach of any of the terms, provisions or conditions of any of the Loan Documents or any instrument(s) given to evidence or secure this Renewal Reimbursement Promissory Note, then at the election of the legal holder hereof, at any time thereafter made and without demand or notice, the owner and holder of this Renewal Reimbursement Promissory Note shall have the right to declare all sums unpaid hereon at once due and payable. In the event of such default, and the same is placed in the hands of an attorney for collection, or a suit is filed hereon, or if the proceedings are held in bankruptcy, receivership, or the reorganization of Borrower, or any person or entity constituting Borrower if Borrower is, or is composed of, more



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than one person or entity, or any guarantor or surety of this Renewal
Reimbursement Promissory Note, or other legal or judicial proceedings for the collection hereof, the undersigned shall pay in addition to the owner and holder of this Renewal Reimbursement Promissory Note, all court costs and costs of collection, enforcement or protection of the rights or collateral of Bank hereunder, including reasonable attorney's fees.

         Borrower and all endorsers and signers hereof, and each of them, expressly waive demand, presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection and all other notices or demands whatsoever with respect to this Renewal Reimbursement Promissory Note or the enforcement hereof and consent that the time of said payments or any part thereof may be extended by the holder hereof and as sent to any substitution, exchange, or release of collateral permitted by the holder hereof, all without and anywise modifying, altering, releasing, affecting or limiting their respective liability. This Renewal Reimbursement Promissory Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         The term obligor, as used in this Renewal Reimbursement Promissory Note, shall mean all parties, and each of them, directly or indirectly obligated for the indebtedness that this Renewal Reimbursement Promissory Note evidences, whether as principal, maker, endorser, surety, guaranty, or otherwise.

         In no event (including but not limited to prepayment, default, demand for payment, or acceleration of maturity) shall the interest taken, reserved, contracted for, charged or received in connection herewith, under the Loan Documents or otherwise, exceed the maximum amount permitted by applicable law (the "Maximum Amount"). If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Amount, then ipso facto, such document shall be reformed and the interest payable reduced to the Maximum Amount, without necessity of execution of any amendment or new document. If Bank ever receives interest in an amount which apart from this provision would exceed the maximum amount, the excess shall, without penalty, be applied to the unpaid principal balance of the loan obligations in inverse order of maturity of installments and not to the payment of interest, or be refunded to the Borrower, at the election of the Bank in its full discretion or as required by applicable law.

         This instrument shall be governed by the laws of the State of Tennessee, except as such may be preempted by applicable laws of the United States of America governing the charging or receiving of interest.

         The provisions hereof shall be binding upon the parties, their successors and assigns. The provisions hereof are severable such that the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the remaining provisions.




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         IN WITNESS WHEREOF, this instrument has been executed on the day and year first above written.


                                      BORROWER:

                                      ADVOCAT INC., a Delaware corporation


                                      By: /s/ William R. Council, III
                                          -------------------------------------
                                          William R. Council, III
                                          Title: CEO & President
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